SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)        August 19, 2003

The St. Joe Company

(Exact Name of Registrant as Specified in Its Charter)

Florida

(State or Other Jurisdiction of Incorporation)

1-10466	59-0432511

(Commission File Number)	(IRS Employer Identification No.)

245 Riverside Drive, Suite 500, Jacksonville, FL	32202

(Address of Principal Executive Offices)	(Zip Code)

(904) 301-4200 (Registrant’s Telephone Number, Including Area Code)

N/A (Former Name or Former Address, if Changed Since Last Report)

SIGNATURES
EX-99.1 PETER S. RUMMEL EMPLOYMENT AGREEMENT
EX-99.2 KEVIN M. TWOMEY EMPLOYMENT AGREEMENT

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

99.1	Employment Agreement between the Registrant and Peter S. Rummell dated August 19, 2003.

99.2	Employment Agreement between the Registrant and Kevin M. Twomey dated August 19, 2003.

ITEM 9. REGULATION FD DISCLOSURE

     The purpose of this Form 8-K is to furnish copies of Employment Agreements between the Registrant and Peter S. Rummell and the Registrant and Kevin M. Twomey dated August 19, 2003. Copies are furnished with this Form 8-K as Exhibit 99.1 and Exhibit 99.2 and are incorporated by reference. The information contained in this Form 8-K and attached Exhibit shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1933 nor shall it be deemed incorporated by reference in any filing under the Securities Exchange Act of 1934 except as specifically set forth by express reference in such filing.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ST. JOE COMPANY

Dated: August 20, 2003	By: /s/ Christine M. Marx Name: Christine M. Marx Title: General Counsel